DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT ("Agreement"), dated as of July 29, 2009, is entered into by and between Competitive Technologies, Inc., a Delaware corporation ("CTT"), having a place of business at:

                         Competitive Technologies, Inc.
                         777 Commerce Drive, Suite 100
                              Fairfield, CT  06825

and Innovative Medical Therapies, Inc., a Delaware corporation ("IMT" or "Distributor"), with its principal place of business at:

                       Innovative Medical Therapies, Inc.
                            212A New London Turnpike
                             Glastonbury, CT 06033

CTT and Distributor may each be referred to as a "Party" and collectively as the "Parties".

                                   WITNESSETH

     WHEREAS, CTT wishes to appoint Distributor as the independent exclusive sales agent for the Pain Management Therapy Device (as defined in Schedule 1 hereto) within the Territory, and Distributor desires to serve as independent exclusive sales agent, in each case, on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.0  RIGHT TO DISTRIBUTE

     1.1 CTT hereby grants Distributor the right to purchase from CTT, and the exclusive right to resell solely within the Territory (as defined hereinafter) for use within the Territory, the Pain Management Therapy Device. Distributor agrees that, except as specifically permitted in
          Section 1.5 herein, it will not purchase the Pain Management Therapy Device from any person or entity other than CTT. "Territory" shall mean the following territories: United States of America, Guam and United States of America possessions, U.S. Virgin Islands, Bahamas, Bermuda and Puerto Rico, but only for so long, and to the extent, that the offer and/or sale of the Pain Management Therapy Device is legally permissible in such territories. Notwithstanding the foregoing, Distributor specifically agrees that CTT has

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          contracted  with  Native  Energy  and  Economic  Development,  LLC for exclusive distribution rights to the Department of Defense, Department of Veterans Affairs and Indian Health Services and Distributor acknowledges it shall have no rights to distribute the Pain Management Therapy Device to any entity covered by said agreement between CTT and Native Energy and Development, LLC.

     1.2  In the  event  that  CTT  intends  to  distribute  the Pain Management
          Therapy Device in any of the First Refusal Territories, it will provide written notice of such intent to Distributor. Distributor shall have thirty (30) days from the date of such written notice to present a proposal to CTT for Distributor to distribute the Pain Management Therapy Device in such intended territory and to negotiate the terms of any such distribution arrangement. If CTT and Distributor fail to enter into a definitive agreement providing for such distribution arrangement within such thirty (30) day period, then (i) CTT shall have no further obligation to negotiate with Distributor,
          (ii) CTT may distribute and/or sell the Products in the First Refusal Territories, and (iii) CTT shall not have any legal or binding obligation to Distributor of any kind whatsoever with respect to the distribution of Products in any of the First Refusal Territories. "First Refusal Territories" shall mean the following territories:
          Canada, Mexico and Cuba, but only for so long, and to the extent, that the offer and/or sale of the Products is legally permissible in such territories.

     1.3 In the event that CTT develops and intends to distribute a different or upgraded version of the Pain Management Therapy Device (an "Improved Device") anywhere within the Territory, CTT will provide written notice of such intent to Distributor. CTT shall then, by written notice (an "Offer Notice"), offer Distributor the right to purchase from CTT during the Term (including any Renewal Term), and the exclusive right to resell solely within the Territory during the Term (including any Renewal Term) for use within the Territory, the Improved Device(s); provided, however, that such right is conditioned upon CTT obtaining FDA clearance of the Improved Device under Section 510(k). Distributor shall have sixty (60) days from the date of such Offer Notice to accept such offer; provided, however, that Distributor shall have no obligation to accept such offer; and provided further, that such acceptance, once given, shall be irrevocable. Distributor shall purchase the Improved Device(s) for resale from CTT at a purchase price equal to the average worldwide pricing (excluding the Territory) for said Improved Device (increasing as the average worldwide pricing, excluding the Territory, increases). If Distributor accepts such offer, Distributor's obligations to purchase the Improved Device(s) from CTT for resale solely within the Territory for use within the Territory shall not arise for a period of one year following Section 510(k) clearance of the

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          Improved  Device by the FDA. Distributor's financial obligations under paragraphs 3.1, 3.2 and 3.3 shall include sales from the Improved Device. In the event said Improved Device does not replace the current Pain Management Therapy Device, CTT shall continue to honor all requirements of this Agreement. If said Improved Device replaces the current Pain Management Therapy Device, then, Distributor may still exhaust Distributor's inventory of the current Pain Management Therapy Devices and associated disposables and both parties agree to continue to honor the existing terms of this Agreement. If Distributor accepts such offer, then (i) CTT shall take all actions necessary to comply with the requirements of the Section 510(k) clearance process and the regulations thereunder with respect to the sale of the Improved Device(s) in the United States of America, and (ii) Distributor shall be responsible for any product registrations and other legally required permits, authorizations and/or filings in order to import, offer, distribute and sell the Improved Device(s) within the Territory (other than obtaining Section 510(k) clearance in the United States of America).

     1.4 Distributor shall purchase the Pain Management Therapy Device(s) for resale from CTT at the prices set forth on Schedule 2 hereto (except to the extent set forth in Section 3.1). In the event that Distributor elects to purchase Disposables Packages (as defined in Schedule 1 hereto) from CTT, Distributor may purchase such Disposables Packages (other than Re-engineered Cables, as defined in Schedule 1 hereto) from CTT at the prices set forth on Schedule 2 hereto; provided, however, that Distributor shall have no obligation to purchase Disposables Packages from CTT. In the event that Distributor desires to purchase Re-engineered Cables from CTT, the parties shall mutually agree upon the terms and prices of such purchases. Distributor agrees that it shall not, directly or indirectly, offer or sell pads for use with the Pain Management Therapy Device(s) that do not satisfy specifications to be provided to Distributor in writing by CTT (the "Pads Specifications").

     1.5 GEOMC Co. Ltd. of Korea (formerly Daeyang E&C) in Seoul, South Korea is the manufacturer ("Manufacturer"). All orders for Product(s) (as defined in Schedule 1 hereto) by Distributor shall be Ex Works Manufacturer. All risk of loss shall reside with Distributor upon the Product(s) being made available to Distributor or being delivered to a common carrier at the Manufacturer's place of business. In the event that, in breach of this Agreement, CTT fails to sell the Pain Management Therapy Devices to Distributor or fails to cause such devices sold to Distributor to be made available to Distributor Ex Works Manufacturer as provided in this Section 1.5, then Distributor shall give CTT written notice of such breach, and CTT shall have thirty (30) calendar days after receipt of such notice to cure

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          such  breach.  If  CTT  fails  to  cure  such breach to the reasonable satisfaction of Distributor during such thirty (30) calendar day period, then Distributor may purchase Pain Management Therapy Devices directly from Manufacturer at the same prices and on the same other material terms as are set forth in this Agreement. CTT shall advise Manufacturer of the immediately preceding sentence in writing. In the event of delays in delivery of the Pain Management Therapy Devices beyond the delivery period set forth in 3.1, the total payments due from Distributor during said period shall be extended to the same extent of the delays incurred.

     1.6 All Product(s) sold by CTT to Distributor are sold on an "AS IS, WHERE IS" basis, except that CTT warrants that upon payment in full by Distributor, Distributor shall obtain merchantable title to the Product(s), and except for any warranties that Manufacturer may provide. Manufacturer's replacement warranty for normal use with no physical damage to the unit will be for a period of 12 months. EXCEPT FOR THE FOREGOING, CTT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY PRODUCTS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NON-INFRINGMENT OR FITNESS FOR A PARTICULAR PURPOSE. All purchases of the Product(s) by Distributor from CTT shall be paid in US Dollars by wire transfer of immediately available funds in accordance with wire instructions provided by CTT. Subject to Section 3.1 herein, the purchase price shall be paid by Distributor in full within thirty (30) days from the date of the order by Distributor provided however, said payment date shall be extended should CTT fail to deliver the order to Distributor's shipping company, FOB manufacturer within fifteen days
          (15) of Distributor's order. Said extension shall be equal to the number of days after the fifteenth day until delivery to Distributor's shipping company, FOB Manufacturer.

     1.7 All sales to Distributor are final. Any damaged or defective Product(s) must be returned to the Manufacturer, with any such returns being subject to the terms of the applicable product warranty provided by Manufacturer. CTT guarantees performance by Manufacturer of its obligation under its replacement warranty to repair or replace any defective Pain Management Therapy Devices in accordance with the terms and conditions of such replacement warranty.

     1.8 CTT shall take all actions necessary to comply with the requirements of the Section 510(k) clearance process and the regulations thereunder with respect to the sale of the Pain Management Therapy Device in the United States of America. Distributor agrees to be responsible for any product registrations and other legally required permits, authorizations and/or

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          filings  in  order  to import, offer, distribute and sell the Products within the Territory (other than obtaining Section 510(k) clearance in the United States of America).

     1.9 Distributor agrees to (i) actively and continually market and promote the Product(s) to appropriate potential customers; (ii) use best efforts to promote the sale of the maximum amount of Product(s); and (iii) accurately advise potential customers of the selection, use and functionality of the Product(s). Distributor will keep CTT informed as to conditions that might affect the sale of the Product(s) in the marketplace. CTT agrees to refer all sales inquiries for sales of Products within the Territory for use within the Territory to Distributor.

     1.10 Distributor will refrain from taking actions that may tarnish or cause people to hold in poor regard CTT or the Product(s). Distributor shall establish and maintain a marketing program and a sales force, customer trainers and technical service representatives, who are properly trained in all aspects of the distributed Product. CTT shall have the right to review and discuss with Distributor at reasonable times and with reasonable frequency all aspects of the marketing and service program. Distributor shall be solely responsible for establishing the terms of sale (subject to any limitations set forth herein) including, without limitation, the sale price of the Product(s), consummating the sale of any Product(s), collecting the sale price, and for providing any post-sale service that may be necessary with the exception of manufacturer warranty claims, which shall be handled by the Manufacturer.

     1.11 CTT will provide Distributor initial training on the operation of the Pain Management Therapy Device during the first twelve (12) months following the effective date of this Agreement at mutually agreeable times and locations, but CTT shall not be required to provide more than twelve (12) training sessions per month. Any travel by the CTT trainer shall be paid for by Distributor. During the Term, CTT shall also maintain in its employ a staff person trained to operate and teach users of the Pain Management Therapy Device, who shall be available to provide consulting assistance to Distributor not to exceed twenty (20) hours per month (Distributor shall pay for any additional consulting at a rate of $250 per day or any part thereof, plus travel and other expenses).

     1.12 To assist Distributor in marketing the Product(s), CTT may provide Distributor with such marketing materials as CTT may deem appropriate. CTT shall have the right to revise such marketing materials in its sole discretion at any time and to provide such revised marketing materials to Distributor for all future use. Distributor shall have no obligation to use

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          such  materials  and any use of such materials is at Distributor's own risk. To the extent Distributor does use any such materials, Distributor agrees that it will not use any outdated materials after the date it receives revised marketing materials from CTT. Distributor may also provide to its customers the Section 510(k) application and a copy of any United States or foreign patents.

     1.13 Distributor shall provide CTT a monthly written sales summary of actual and forecasted sales, actual customers and potential customers (each a "Monthly Report"). Each Monthly Report shall be provided to CTT on or before the fifteenth (15th) calendar day of the next month. In addition, Distributor shall promptly provide CTT with the results of any clinical trials, which results CTT may make public; provided said disclosure does not violate any publication agreement Distributor may have with its research consultant, principal investigator, doctor or clinical site, the intent being that Distributor shall have primary publication rights which are prior to those of CTT.

     1.14 The authority granted to Distributor is to resell those Pain Management Therapy Device(s) it has purchased from CTT solely within the Territory for use within the Territory. Moreover, without written permission from CTT, Distributor shall not sell Pain Management Therapy Device(s) to purchasers outside the Territory or to purchasers inside or outside the Territory that Distributor believes or has reason to believe are primarily intended for use or distribution outside the Territory.

     1.15 Distributor acknowledges and agrees that Distributor is an independent contractor under the laws and rules of the United States Internal Revenue Service (as well as any foreign equivalent) and the laws and procedural holdings of the State of Connecticut. Distributor is not a subsidiary or affiliate of CTT, and shall not represent itself to be, nor permit itself to be represented as, anything other than a distributor of the Product(s). Distributor does not and shall not have any power to, nor shall it represent that it has any power to, bind CTT or create or assume any liability or obligation on behalf of CTT. Distributor shall not have, nor shall it hold itself out as having, either express or implied authority to accept orders for the Product(s) on behalf of CTT or to make contracts in the name of CTT or any other party.

     1.16 Distributor shall not make any representations or warranties with respect to the Product(s) beyond the product warranties given by the Manufacturer of the Product(s). Distributor will comply, at all times, with all foreign, federal, state and local laws and regulations applicable to it, including without limitation, all applicable laws relating to the marketing, sale and

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          distribution of medical devices within the Territory. At no time shall
          Distributor engage in any high-pressure or unethical sales techniques.

     1.17 Distributor is authorized to represent or describe itself as an "Authorized Distributor or Dealer" of the Products for CTT.

2.0  TERM OF AGREEMENT

     2.1 Subject to the other provisions of this Agreement, the term of this Agreement shall be for an initial period commencing on the date hereof and ending on the fifth (5th) anniversary of the Start Date ("Initial Term"). As used herein, "Start Date" shall mean the first day of the first full calendar month following the Interim Agreement Period. The period from the date hereof until the Start Date shall be the "Interim Agreement Period". The Interim Agreement Period shall commence on the full execution hereof and end on the last day of the month in which the one hundred fifty (150) day payment period ends under paragraph 3.1(k). Each consecutive twelve (12) month period commencing on the Start Date and each anniversary thereof during the Initial Term and any extension of the term shall be a "Contract Year". The first twelve (12) month period commencing on the Start Date shall be "Contract Year 1". Each consecutive twelve (12) month period thereafter during the Initial Term and any extension shall be termed "Contract Year 2", "Contract Year 3" and so on, as applicable. The term of this Agreement (the "Term") shall initially mean the Initial Term. Subject to the balance of this Section 2.1, the Term of this Agreement shall automatically extend for two additional ten (10) year periods (each such ten (10) year period, a "Renewal Term"), each Renewal Term commencing on the day following expiration of the then current Term. Distributor may cause this Agreement to terminate at the end of the then current Term by giving CTT written notice of non-renewal (a "Notice of Non-Renewal") at least one hundred eighty
          (180) days prior to, but not more than three hundred sixty (360) days prior to, the end of the then-current Term. Once given, a Notice of Non-Renewal shall be irrevocable. Notwithstanding the foregoing, at CTT's option, CTT may cause this Agreement to terminate at the end of the then current Term (in which case this Agreement shall not automatically extend for any applicable Renewal Term) if Distributor is in breach or default under this Agreement immediately prior to expiration of the then current Term and said default has not been cured pursuant to any applicable cure period .

     2.2 Either Distributor or CTT may terminate this Agreement at any time if the other Party shall breach or violate its obligations hereunder; provided, however, that (i) except in the case of a breach or violation of Section

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          3.1(a)  through  (g)  (time  being  of the essence with respect to the payments  required  by  Section  3.1(a)  through  (g)), Section 3.2 or
          Section 3.3, the non-breaching Party shall give the breaching Party written notice of such breach, and the breaching Party shall have thirty (30) calendar days after receipt of such notice to cure such breach; and (ii) in the case of a breach or violation of Section 3.2 or 3.3, the non-breaching Party shall give the breaching Party written notice of such breach, and the breaching Party shall have ninety (90) calendar days after receipt of such notice to cure such breach. If such curable breach is cured to the reasonable satisfaction of the non-breaching party during such period, then this Agreement shall continue in full force and effect. If such curable breach is not cured to the reasonable satisfaction of the non-breaching party during such period, then the non-breaching party may terminate this Agreement upon five (5) business days written notice to the breaching Party.

     2.3 In the event that, under governmental order, decree, law, rule or regulation, CTT ceases to have the right to sell the Pain Management Therapy Device(s), Distributor's right to purchase Product(s) from CTT shall immediately cease, and CTT shall have no liability whatsoever to Distributor arising from such cessation of sales. Notwithstanding the foregoing, CTT shall not have the right to terminate this agreement if the governmental order, decree has a provision or term which if CTT were to comply to, would permit CTT to continue to distribute the Pain Management Therapy Devices.

     2.4 Upon termination of this Agreement, Distributor shall immediately return to CTT, in accordance with its instructions, all confidential information belonging to CTT in possession or control of Distributor, without retaining any copies thereof and shall promptly cease to publicize its relationship to CTT hereunder or, except as necessary to exercise its rights under Section 2.5, otherwise identify itself with the Pain Management Therapy Device(s).

     2.5 Following termination of this Agreement, Distributor shall have the right to continue to service, including replacement as necessary, any Pain Management Therapy Devices sold by Distributor prior to such termination, including the continuing right to supply Disposables Packages to its customer for use with such Pain Management Therapy Devices. Further, Distributor shall have the right to either; sell back the Pain Management Therapy Devices and Disposables Packages to CTT for the full purchase price less ten percent (10%) restocking fee or to continuing to sell the inventory of said Pain Therapy Devices and Disposables Packages until the earlier of: CTT executes an exclusive distribution

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          agreement  (in  which case the buy back provisions shall apply) or the
          Distributor's  inventory  is  fully  depleted.

     2.6 The terms and conditions of the following sections shall survive any termination or expiration of this Agreement: Sections 1.5, 1.6, 1.7, 1.15, 1.16, 2.3, 2.4, 2.5, 2.6, 5.0, 8.0 and 9.0, as well as any other provisions that may be necessary to interpret the same.

3.0  MINIMUM PAYMENTS AND PURCHASE OBLIGATIONS

     3.1  Distributor agrees to make the following payments to CTT:

          (a) Eighty-five Thousand Dollars ($85,000) within five business days of the full execution of this Agreement.

          (b) The sum of One Hundred Thousand Dollars ($100,000) within thirty (30) days of the full execution of this Agreement.

          (c) The sum of One Hundred Fifty Thousand Dollars ($150,000) within sixty (60) days of the full execution of this Agreement.

          (d) The sum of Two Hundred Thousand Dollars ($200,000) within ninety (90) days of the full execution of this Agreement.

          (e) The sum of Two Hundred Fifty Thousand Dollars ($250,000) within one hundred twenty (120) days of the full execution of this Agreement

          (f) The sum of Three Hundred Thousand Dollars ($300,000) within one hundred fifty days (150) of the full execution of this Agreement.

          In consideration for the payments as set forth in (a) through (f) above, CTT shall deliver to Distributor (Ex Works Manufacturer), fifteen days of CTT's receipt of such payment such Pain Therapy Devices and associated supplies at the prices set forth in Schedule 2.

          Notwithstanding any other provision in this section 3.1, or elsewhere, in the event Distributor fails to make any payment set forth in 3.1(a) through (f) above, CTT shall provide Distributor with written notice of default and Distributor shall have ten (10) business days to cure said default.

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     3.2  Thereafter,  following  the  payments  to  CTT  set  forth  in Section
          3.1, Distributor agrees to make the following minimum monthly payments to CTT:

          (a) Months one (1) through twelve (12), three hundred fifty thousand dollars ($350,000) per month (such minimum monthly payments would aggregate $4,200,000 for the twelve (12) month period).

          (b) Months thirteen (13) through twenty four (24), four hundred thousand dollars ($400,000) per month (such minimum monthly payments would aggregate $4,800,000 for the twelve (12) month period).

          (c) Months twenty five (25) through thirty six (36), five hundred thousand dollars ($500,000) per month (such minimum monthly payments would aggregate $6,000,000 for the twelve (12) month period).

          (d) Months thirty seven (37) through the end of the Initial Term, seven hundred fifty thousand dollars ($750,000) per month (such minimum monthly payments would aggregate $9,000,000 annualized).

     3.3 Thereafter, during the Renewal Term(s), if any, Distributor agrees to make the following minimum monthly payments to CTT:

          (a) One million dollars ($1,000,000) per month for each month during Contract Year 5 ($12,000,000 in the aggregate for the twelve (12) month period).

          (b) One million two hundred fifty thousand dollars ($1,250,000) per month for each month during Contract Year 6 (such minimum monthly payments would aggregate $15,000,000 for the twelve (12) month period).

          (c) One million five hundred thousand dollars ($1,500,000) per month for each month during Contract Year 7 (such minimum monthly payments would aggregate $18,000,000 for the twelve (12) month period.

          (d) One million seven hundred fifty thousand dollars ($1,750,000) per month for each month during Contract Year 8 and each Contract Year thereafter until the end of the Term (such

                                                                   Page 10 of 24
                                  CTT8K7300914
               minimum monthly payments would aggregate $21,000,000 for the twelve (12) month period.


     3.4 For purposes of Sections 3.1, 3.2 and 3.3, if the Start Date occurred on July 1, 2009, then (i) Start Date shall mean July 1, 2009,
          (ii)  Contract  Year  1 shall mean July 1, 2009 through June 30, 2010,
          (iii) the payment under Section 3.1(a) shall be due July 9, 2009 (5 business days from July 1, 2009), (iv) the total payments due to CTT under Section 3.1(b) shall be due by July 31, 2009 (30 days from July 1, 2009), (v) the total payments under Section 3.1(c) shall be due by August 30, 2009 (60) days from July 1, 2009), etc. and (vi) November 2010 shall be month one (1) for purposes of Section 3.2(a).

     3.5 For purposes of Sections 3.1(a) through (f) above, in the event Distributor elects to defer delivery of any Pain Management Therapy Devices and/or Disposables Packages to a later date, Manufacturer shall hold such Products until such time as Distributor requests availability (ex works manufacturer) of the balance of the Products.

     3.6 For purposes of Sections 3.2 and 3.3 above, such payments shall be for the purchase of Products from CTT at the purchase prices set forth on Schedule 2 hereto. Additionally, provided payment is made to CTT for the purchase price set forth in Schedule 2, CTT shall credit said payments to the benefit of Distributor for purposes of 3.1, 3.2 and 3.3 above in all instances where a lease agreement is entered into which results in a sale to CTT as contemplated herein.

     3.7 For purposes of Sections 3.2 and 3.3 above, Distributor may apply each minimum monthly payment to the purchase of Pain Management Therapy Devices and/or Disposables Packages in such proportion as Distributor determines; provided that at least fifty percent (50%) of each minimum monthly payment shall be applied to the purchase of Pain Management Therapy Devices.

     3.8 Time is of the essence with respect to all payments to be made hereunder. In the event that Distributor fails to timely make any of the payments to CTT required by Section 3.1 above within any applicable cure periods set forth in Section 3.1 above, then CTT may terminate this Agreement effective immediately by written notice to Distributor and Distributor shall have no further rights hereunder. In the event that Distributor fails to timely make any other payments to CTT required by this Agreement (other than the payments required by Section 3.1 above), then Section 2.2 above shall apply to such breach or violation.

                                                                   Page 11 of 24
                                  CTT8K7300915

4.0  RESALES

     4.1 As between CTT and Distributor, subject only to CTT's right to its purchase price from Distributor, Distributor shall be entitled to retain one hundred percent (100%) of all amounts received from the purchaser of a Product. All travel, promotional, entertainment, taxes and other expenses incurred by Distributor in its efforts to market and promote the Product(s) will be the sole obligation of Distributor, and Distributor will not be entitled to reimbursement of any kind from CTT.

     4.2 Distributor shall be responsible for any and all taxes, assessments or other charges of any kind that may be imposed on CTT or Distributor by any governmental taxing authority as a result of the this Agreement or sale or use of any Product, other than taxes based upon the income of CTT.

     4.3 CTT agrees to transfer all right title and interest it may have in any units it has already places in the Distribution Area (provided CTT has not relinquished title to same, in which case, CTT shall provide evidence of same within ten (10) days of signing of this agreement) and CTT shall turn over such paperwork/information as necessary so as to enable Distributor to service, manage and derive revenue from said devices.

5.0  CONFIDENTIALITY; NON-DISPARAGEMENT

     5.1  Confidentiality.

          A. As used herein, "Confidential Information" means private, confidential, trade secret or other proprietary information (whether or not embodied or contained in some tangible form) relating to any actual or anticipated business of a Party hereto or its clients, including, without limitation, any information which, if kept secret, will provide such Party or its clients with an actual or potential economic advantage over others in the relevant trade or industry, such as, but not limited to: business data (including cost data), price lists, strategies and compensation. Confidential Information shall not include information that: (i) at the time of first disclosure by the disclosing Party to the receiving Party was already in the possession of the receiving Party, as shown by written records existing at such time; (ii) is independently made available to the receiving Party on a non-confidential basis by an unrelated and independent third party whose disclosure does not constitute a

                                                                   Page 12 of 24
                                  CTT8K7300916
               breach of any duty of confidentiality owed to the disclosing Party or its clients; or (iii) is generally available to the public in a readily-available document.

          B. Except as required in considering a potential business relationship with the disclosing Party or its clients, in connection with an actual business relationship with the disclosing Party or its clients, or with the prior written authorization of the disclosing Party, the receiving Party shall not directly or indirectly use, disclose, disseminate, publish or otherwise reveal any Confidential Information of the disclosing Party for the benefit of any party other than the disclosing Party or its clients. In the event that the receiving Party is required by legal process (court order, subpoena, etc.) to disclose Confidential Information, the receiving Party shall first (unless expressly prohibited by law) provide the disclosing Party with notice and the opportunity to take appropriate action to preserve the confidential nature of the information; provided, that in the event the disclosing Party elects not to seek an order securing, or is unsuccessful, in whole or in part, in securing, the confidentiality of the information to be disclosed, the receiving Party shall limit such disclosure to the minimum amount of Confidential Information necessary to comply with the applicable legal process as established by the written opinion of the receiving Party's counsel.

          C. Upon termination of the receiving Party's discussions with the disclosing Party concerning a potential business relationship or the termination of any actual business relationship, in either case, for any reason, or upon the disclosing Party's earlier request, the receiving Party shall return to the disclosing Party or destroy all Confidential Information of the disclosing Party and any and all copies or reproductions thereof, and any documents or materials containing Confidential Information, in any case, whether tangible or intangible, in Distributor's possession or control. This Section 5.1(c) shall not apply to information required to be delivered by Distributor pursuant to
               Section  1.13.

          D.   Notwithstanding  anything  to  the  contrary  contained  herein,
               (i) CTT shall have no further obligations under this Section 5.1 from and after the expiration or termination of this Agreement, and (ii) CTT may use and/or disclose Confidential Information of Distributor to the extent reasonably appropriate or required for CTT to comply with applicable securities laws, rules and regulations or the requirements of any applicable stock exchange or market.

                                                                   Page 13 of 24
                                  CTT8K7300917

     5.2 Non-Disparagement. Distributor acknowledges that any disparaging comments by Distributor or its principals, employees or agent against CTT or the Product(s) is likely to substantially harm the business reputation of, and depreciate the value of, CTT. As such Distributor agrees to act in good faith so as not to harm the business reputation of CTT or the Product(s) in any way, which includes, Distributor's agreement not to defame or publicly criticize the services, business, integrity, veracity or reputation of the Product(s) or CTT, its officers, directors, managers, members, employees, affiliates or agents thereof, in either a professional or personal manner. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of five (5) years.

     5.3 Non-Disparagement. CTT acknowledges that any disparaging comments by CTT or its principals, employees or agent against Distributor is likely to substantially harm the business reputation of, and depreciate the value of, Distributor. As such CTT agrees to act in good faith so as not to harm the business reputation of Distributor in any way, which includes, CTT's agreement not to defame or publicly criticize the services, business, integrity, veracity or reputation of Distributor, its officers, directors, managers, members, employees, affiliates or agents thereof, in either a professional or personal manner. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of five (5) years.



                                                                   Page 14 of 24
                                  CTT8K7300918

6.0  CONFLICT OF INTEREST

     6.1 Distributor shall not hire any officer or employee of CTT to perform any service covered under this Agreement.

          CTT shall not hire any officer or employee of Distributor to perform any services covered under this Agreement.

     6.2 Subject to Section 1.3, Distributor shall not sell or distribute products in the Territory that are identical to the Pain Management Therapy Device(s).

          Subject to Section 1.3, CTT shall not sell or distribute products in the Territory that are identical to the Pain Management Therapy Device(s) during the period the Distributor has the exclusive right to sell the Pain Management Therapy Device(s) within the Territory. If Distributor no longer has exclusive rights, CTT will have the right to distribute identical or substantially similar products in the Territory.

7.0  ASSIGNMENT OR SUBCONTRACTING

     7.1 This is a personal services agreement. Distributor may not assign or transfer this Agreement, or any interest therein or claim hereunder, or subcontract any rights hereunder, without the prior written approval of CTT. If CTT consents to such assignment or transfer, the terms and conditions of this Agreement shall be binding upon any assignee or transferee and shall not relieve Distributor of its obligations hereunder. Notwithstanding the foregoing, Distributor may assign certain rights under this Agreement to one or more entities having common ownership with Distributor for purposes of business, tax or other reasons in Distributor's sole discretion, provided that CTT is given prior written notice of such assignment; and provided further that no such assignment shall relieve Distributor of its liabilities or obligations hereunder

8.0  INDEMNIFICATION; LIMITATION OF LIABILITY

     8.1 Distributor will defend, indemnify, reimburse and hold CTT harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of, or resulting from or arising out of third party claims based upon, (a) any breach of any representation or warranty of Distributor contained herein; (b) any breach of any covenant of Distributor contained herein, (c) the grossly negligent, intentionally wrongful or illegal acts or omissions of Distributor; or
          (d)  any  actions  of  Distributor  beyond  its  authority  granted

                                                                   Page 15 of 24
                                  CTT8K7300919
          hereby (including the making of any representations with respect to Product(s)).

          CTT will defend, indemnify, reimburse and hold Distributor harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of, or resulting from or arising out of third party claims based upon, (a) any breach of any representation or warranty of CTT contained herein; or (b) any breach of any covenant of CTT contained herein.


     8.2 EXCEPT WITH RESPECT TO BREACHES OF THE CONFIDENTIALITY PROVISIONS OR SCOPE OF DISTRIBUTOR GRANT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT REGARDLESS OF WHETHER SUCH CLAIMS ARE ASSERTED IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY, NEGLIGENCE, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF CTT ARISING UNDER OR IN CONNECTION
          WITH THIS AGREEMENT (OR ANY BREACH OR VIOLATION HEREOF) EXCEED THE AMOUNT PAID BY DISTRIBUTOR TO CTT UNDER THIS AGREEMENT. SUCH LIMITATION IS AN ESSENTIAL PROVISION OF THIS AGREEMENT AND WAS A CONDITION UPON WHICH THE TERMS AND PRICING WERE BASED.

9.0  REPRESENTATIONS AND WARRANTIES; OTHER COVENANTS

     9.1  CTT represents and warrants to Distributor as follows:

          (a) CTT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CTT has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been executed and delivered by CTT and is the valid and binding obligation of CTT, enforceable against CTT in accordance with its terms.

          (b) At the time of delivery of Products to Distributor, CTT will have good and marketable title to such Products. No Products delivered to Distributor by CTT or Manufacturer hereunder will, at the time of delivery, be subject to any liens, claims, encumbrances, security interests or restraints on transfer.

                                                                   Page 16 of 24
                                  CTT8K7300920

          (c) CTT has all necessary rights to grant to Distributor the rights granted to Distributor in this Agreement.

          (c) Except for the Section 510(k) clearance process and any other legally required product registrations, applications, permits, authorizations and/or filings in order to manufacture, import, offer, distribute and/or sell the Products, (i) there is no litigation, governmental proceeding or governmental investigation pending, or to the knowledge of CTT, threatened, which affects the Pain Management Therapy Device or may impair
               CTT's ability to perform its obligations under this Agreement; and (ii) there is no outstanding judgment, order, injunction or decree of any court, government or governmental agency against CTT relating to the Pain Management Therapy Device or affecting the Pain Management Therapy Device.

     9.2 Distributor represents and warrants to CTT that Distributor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; that Distributor has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and that this Agreement has been executed and delivered by Distributor and is the valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.



10.0 MISCELLANEOUS

     10.1 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived only with the written and signed consent of both Parties. The terms and conditions contained herein shall control in all respects concerning the sale of Product(s) notwithstanding the printed terms and conditions stated in any purchase order, sales order, order acknowledgement, confirmation or other form submitted by CTT or Distributor to the other in connection with the sale of the Product(s). CTT and Distributor hereby object in advance to any inconsistent printed terms and conditions set forth in any such sales order, purchase order, order acknowledgement, confirmation or other form. Failure by a Party to enforce any provision of this Agreement or to assert a claim on account of breach of this Agreement shall not be deemed a waiver of its right to enforce the same or any other provision of this Agreement on the occasion of a subsequent breach.

     10.2 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision will be enforced to the maximum

                                                                   Page 17 of 24
                                  CTT8K7300921
          extent permissible so as to effect the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.3 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Connecticut, without regard to its principles of conflicts of laws. The Parties expressly reject the applicability of the United Nations Convention on Contracts for the International Sale of Goods and the Vienna Convention on the International Sale of Goods.

     10.4 NOTICE. Any payment, notice, or other communication required or permitted to be made to either Party hereunder shall be sufficiently made or given (i) on the second business day after mailing if sent to such Party by internationally recognized overnight courier, (ii) in the next business day after receipt of confirmation of successful transmission if sent by facsimile, and (iii) upon receipt if sent by hand delivery, in each case, at its address given below, or such other address as it shall hereafter designate to the other Party in writing:



                 IN THE CASE OF COMPETITIVE TECHNOLOGIES, INC.:

                                  John B. Nano
                          Chairman, President and CEO
                         Competitive Technologies, Inc.
                         777 Commerce Drive, Suite 100
                              Fairfield, CT  06825
                                  203.368.6044

              WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

                      Edwards, Angell, Palmer & Dodge, LLP
                                301 Tresser Blvd
                               Stamford, CT 06901
                          Attn: John A. Flaherty, Esq.
                                  203.353.6800

                          IN THE CASE OF DISTRIBUTOR:

                               Michael H. Clinton
                               President and CEO
                       Innovative Medical Therapies, Inc.
                            212A New London Turnpike
                             Glastonbury, CT 06033

                                                                   Page 18 of 24
                                  CTT8K7300922

     10.5 INTEGRATION. This Agreement expresses the full contract between the Parties, and all other prior or contemporaneous oral or written representations with regard to the subject matter hereof shall be of no effect.

     10.6 INTERPRETATION, HEADINGS, NUMBER AND GENDER. The Parties acknowledge and agree that this Agreement has been freely negotiated and shall be deemed to have been drafted by the Parties jointly. Accordingly, no court should construe any provision for or against any Party as a result of such Party being involved in the drafting of this Agreement. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement. In this Agreement, where the context so permits, the singular shall include the plural, and vice versa, and references to a particular gender shall include the other genders. The words "include," "includes" and "including" are not limiting and shall be interpreted as if followed by the phase "without limitation." Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and."

     10.7 REMEDIES. The remedies provided in this Agreement are not and shall not be deemed to be exclusive and shall be in addition to any other remedies that any Party may have at law or in equity. Without limiting the foregoing provisions of this Section 10.7, in the event that any party breaches or threatens to breach any of the covenants contained in Sections 5.0 or 6.0, the non-breaching party shall be entitled to both (i) a preliminary and permanent injunction to prevent the continuation of such harm, without the need of posting bond, and
          (ii)  money  damages  insofar  as  they  can  be  determined.

     10.8 FORCE MAJEURE. No Party hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to acts of God, government restrictions, wars, or insurrections.

     10.9 EXECUTION. This Agreement will not be binding upon the Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the date first written above.

                                                                   Page 19 of 24
                                  CTT8K7300923

     10.10 EXPENSES. Each party shall bear its own expenses, including the fees of attorneys and accountants, arising in connection with this Agreement or the transactions contemplated hereby.

     10.11 ARBITRATION. Subject to disputes for which injunctive relief is sought, any dispute between the parties relating to the subject matter of this Agreement shall be subject to binding arbitration with the American Arbitration Association. Any arbitration proceeding shall be held in Bridgeport, Connecticut. The AAA commercial dispute arbitration rules and procedures shall apply to any proceeding. The arbitrator(s) determination shall be final and binding as to all disputed matters. Judgment upon an award rendered by the arbitrator(s) may be entered by a court having competent jurisdiction. The prevailing party (as determined by the arbitrator(s)) shall be entitled to an award of reasonable attorneys fees.

     10.12 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

     10.13 AUTHORIZED SIGNATORIES. The undersigned individuals each represent and warrant that they have the authority to execute this Agreement on behalf of their respective companies or in their individual capacities, as the case may be.

                            [Signature page follows]

                                                                   Page 20 of 24
                                  CTT8K7300924

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below.

COMPETITIVE TECHNOLOGIES, INC.         INNOVATIVE MEDICAL THERAPIES, INC.


BY: \S\ JOHN B. NANO                   BY: \S\ MICHAEL H. CLINTON
--------------------------------       ----------------------------------

NAME:  JOHN B. NANO                    NAME: MICHAEL H. CLINTON

TITLE: CHAIRMAN, PRESIDENT & CEO       TITLE:  PRESIDENT AND CEO


DATE: JULY 29, 2009                    DATE: JULY 29, 2009






























                                                                   Page 21 of 24
                                  CTT8K7300925

                                   SCHEDULE 1

                                   PRODUCT(S)


1. PAIN MANAGEMENT THERAPY DEVICE. "Pain Management Therapy Device" shall mean the Scrambler Therapy Model MC-5A multiprocessor device* for use in pain management therapy, which is more commonly referred to the "Scrambler Therapy MC-5A" device, plus one complete Cable Disposables Package.

2.     CABLE DISPOSABLES PACKAGE.   "Cable Disposables Package" shall mean a
package comprised of five (5) cables with two (2) electrodes each, but does not include Re-engineered Cables (as defined in this Schedule 1).

3.     PADS DISPOSABLES PACKAGE.   "Pads Disposables Package" shall mean a
package comprised of ten (10) latex free pads per package, satisfying the Pads Specifications.

Cable Disposables Packages and Pads Disposables Packages may collectively be referred to herein as "Disposables Packages". As used herein, "Product(s)" shall mean any or all of the Pain Management Therapy Device(s), the Cable Disposables Package(s) and/or the Pads Disposables Package(s).

* The parties agree that Distributor may engineer new cables ("Re-engineered Cables") for use on the Pain Management Therapy Device and CTT shall provide manufacturer with new specifications for the connections required for the cables. CTT shall cooperate with Distributor's engineering efforts in this regard and shall provide sufficient engineering and specification information so as to permit Distributor to design the connection ports on the Pain Management Therapy Device. Upon Distributor's request, and provided that Distributor has submitted properly engineered schematic drawings and specifications, CTT shall obtain the changes from the manufacturer with six (6) months prior notice in order to allow Manufacturer to make fabrication changes for production.










                                                                   Page 22 of 24
                                  CTT8K7300926

                                   SCHEDULE 2

                               PRODUCT(S) PRICING

                                             PER UNIT
    PRODUCT                              PURCHASE PRICE
------------------  ------------------------------------------------------------
Pain Managment      Contract Years 1, 2 and 3:
Therapy Device      (and Interim Agreement Period)
                    [Confidential Pricing Information Omitted]

                    Contract Year 4 and Year 5:
                    [Confidential Pricing Information Omitted]

                    Contract Years 6 through 25 (if applicable):
                    [Confidential Pricing Information Omitted]
------------------  ------------------------------------------------------------
Cable Disposables   Contract Years 1, 2 and 3:
Package             (and Interim Agreement Period)
                    [Confidential Pricing Information Omitted]

                    Contract Year 4:
                    [Confidential Pricing Information Omitted]

                    Contract Year 5:
                    [Confidential Pricing Information Omitted]

                    Contract Years 6 through 25 (if applicable):
                    [Confidential Pricing Information Omitted]
------------------  ------------------------------------------------------------
Pads Disposables    Contract Years 1, 2 and 3:
Package             (and Interim Agreement Period)
                    [Confidential Pricing Information Omitted]

                    Contract Year 4:
                    [Confidential Pricing Information Omitted]

                    Contract Year 5:
                    [Confidential Pricing Information Omitted]

                                     * * *

    Pursuant to 24b-2 of the Exchange Act, confidential information has been omitted in places marked [Confidential Pricing Information Omitted] and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                     * * *

                                                                   Page 23 of 24
                                  CTT8K7300927

                    Contract Years 6 through 25 (if applicable):
                    [Confidential Pricing Information Omitted]
------------------  ------------------------------------------------------------

Note - [Confidential Pricing Information Omitted]



























                                     * * *

    Pursuant to 24b-2 of the Exchange Act, confidential information has been omitted in places marked [Confidential Pricing Information Omitted] and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                     * * *

                                                                   Page 24 of 24
                                  CTT8K7300928